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                                                                   EXHIBIT 10.44


                              RETIREMENT AGREEMENT

        THIS RETIREMENT AGREEMENT is entered into between Sanat K. Dutta ("Associate") and Ingram Micro Inc., a Delaware corporation ("Ingram"), in recognition of Associate's service to Ingram and in order to induce Associate to continue to provide limited services to Ingram after his retirement. In consideration of the mutual promises and agreements contained in this document, intending to be legally bound, Associate and Ingram contract and agree as follows:

1. Scheduled Retirement. Associate has informed Ingram that he intends to retire as an officer of Ingram on July 4, 1999 (the "Retirement Date"). Associate will serve as Executive Vice President and President, Ingram Micro North America until March 1, 1999 and Executive Vice President and advisor to the Office of the Chairman from March 1, 1999 until the Retirement Date. Associate will continue as a part-time employee of Ingram and advisor to the Office of the Chairman from the Retirement Date until July 4, 2000 on the terms and conditions hereinafter set forth at which time he will retire as an employee of Ingram. Associate understands and agrees that, upon his retirement as an officer of Ingram, he will no longer be an agent of Ingram or any of its Affiliates, and he will have no authority to bind Ingram or any such Affiliate or to act on behalf of Ingram or any such Affiliate. Beginning April 1, 1999 and continuing until July 4, 2000, Associate's base salary will be reduced to $1 per month.

2. Health Plan Coverage. Subject to Paragraph 12 hereof, Ingram will assist Associate in obtaining private family medical and dental insurance coverage as soon as reasonably practical and will pay directly or reimburse Associate from the inception of any such policy through July 4, 2000, for the amount by which the monthly premium attributable to such coverage exceeds the monthly cost for family coverage which Ingram charges its employees for Ingram's group coverage. Associate agrees to decline participation in Ingram's group medical and dental insurance at the time a private policy providing such coverage goes into effect unless such policy contains an applicable pre-existing coverage clause. In such event, Associate may continue to participate in Ingram's group policy on the same terms and conditions as other employees of Ingram until the earlier of the satisfaction of the pre-existing condition clause or July 4, 2000. Nothing herein shall alter Associate's rights under COBRA to acquire insurance coverage from Ingram after July 4, 2000.

3. 1999 Incentive Bonus. Subject to Paragraph 12 hereof, in March 2000, Associate will receive an incentive payment per the 1999 Executive Incentive Plan calculated on the terms of Associate's award letter for such plan, but prorated through the Retirement Date on the assumption that he has received his pre-April 1, 1999 base salary through the Retirement Date.

4. Stock Options. Subject to Paragraph 12 hereof and notwithstanding any contrary provisions in any plan or relevant agreement, Associate's currently existing stock options granted under Ingram's Rollover Stock Option Plan will continue to vest as


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        scheduled after the Retirement Date. Associate shall have the right to exercise all vested stock options and grants through March 1, 2001, or such earlier date as any such options or grants may expire per the terms of the underlying agreements for such options and grants. A list of all of Associate's current stock options is attached as Exhibit A hereto.

5. Key Employee Stock Purchase Plan. Subject to Paragraph 12 hereof and notwithstanding the provisions of Section 6(b)(i) of the Acquisition Agreement dated June 30, 1996 between Ingram and Associate relating to Associate's purchase of 85,000 shares of Ingram Class B Common Stock under the Ingram Key Employee Stock Purchase Plan (the "Acquisition Agreement"), Ingram shall not exercise its right to repurchase any of the Shares (as such term is defined in the Acquisition Agreement) for so long as Associate performs his obligations under this Agreement and will be permitted to exercise its repurchase rights only with respect to the Restricted Shares (as such term is defined in the Acquisition Agreement), owned by Associate, if any, as of the date of any failure by Associate to perform such obligations. Except as modified hereby, the Acquisition Agreement shall continue in full force and effect in accordance with its terms.

6. Non-disclosure. Associate acknowledges his obligation not to disclose, during or after employment, any trade secrets or proprietary and/or confidential data or records of Ingram or its Affiliates or to utilize any such information for private profit. Each of the parties hereto agrees that such party will not release, publish, announce or otherwise make available to the public in any manner whatsoever any information or announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto, except as required by law or legal process, including, in the case of Ingram, filings with the Securities and Exchange Commission. Associate agrees not to communicate with, including responding to questions or inquiries presented by, the media, employees or investors of Ingram, its Affiliates or any third party relating to the terms of this Agreement, without first obtaining the prior written consent of Ingram. Notwithstanding the foregoing, Associate may make disclosure to his spouse, attorneys and financial advisors of the existence and terms of this Agreement provided that they agree to be bound by the provisions of this Paragraph 6. Each party agrees not to make statements or take any action to disparage, dissipate or negatively affect the reputation of the other with employees, customers, suppliers, competitors, vendors, stockholders or lenders of Ingram, its Affiliates or any third party.

7. Return of Property. Associate acknowledges his obligation to promptly return to Ingram all property of Ingram and its Affiliates in his possession, including without limitation all keys, credit cards, computers, office equipment, documents, files and instruction manuals on or before the Retirement Date, or earlier if Ingram so requests it.


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8.      Associate's Obligations. In consideration of the benefits and stock ownership rights to be received by Associate hereunder, Associate and Ingram have further agreed as follows:

   a. Associate will not directly or indirectly make known to any person, firm, corporation, partnership or other entity any list, listing or other compilation, whether prepared or maintained by Associate, Ingram or any of Ingram's Affiliates, which contains information that is confidential to Ingram or any of its Affiliates about their customers ("Ingram Customers"), including but not limited to names and addresses, or, at any time on or before December 31, 2000, call on or solicit, or attempt to call on or solicit, in either case with the intent to divert business or potential business from Ingram or any of its Affiliates, any of the Ingram Customers with whom he has become acquainted during his employment with Ingram or any of its Affiliates, either for his own benefit or for the benefit of any other person, firm, corporation, partnership or other entity.

   b. Through December 31, 2000, Associate will not (i) knowingly solicit, entice, or persuade any associates of Ingram or any of its Affiliates ("Ingram Associates") to leave the services of Ingram or any of its Associates for any reason, or (ii) solicit for employment, hire, or engage any Ingram Associate as an employee, independent contractor or consultant; provided, however, that Associate shall not be prohibited hereby from hiring, either himself or on behalf of his employer, an Ingram Associate who independently initiates contact with Associate for the purpose of seeking new employment.

   c. Associate acknowledges that he has unique knowledge of Ingram and its Affiliates and unique knowledge of the computer and software sales and distribution industry. Based on his unique status, he agrees that through December 31, 2000, he will not be employed or hired as an employee or consultant by, or otherwise directly or indirectly provide services for, any of Tech Data, Merisel, Inacom, Pinacor, Globelle, Gates Arrow, CHS Electronics, Hallmark, Hamilton Avnet, Daisytek, Azerti, Azlan, Northamber, Tech Pacific, Synnex, and/or GE Capital Information Technology Solutions-North America, Inc., and any subsidiary or affiliate of these entities in a business or line of business conducted by any such entity which competes with any line of business conducted by Ingram or any of its Affiliates. Notwithstanding the foregoing, should Associate be employed by an entity that is not a subsidiary or affiliate of one of these entities at the time he commences such employment, but subsequently becomes a subsidiary or affiliate of, or becomes merged into, one of these entities on or before December 31, 2000, he shall not be deemed to be in breach of the provisions of this Paragraph 8.c due to such employment provided that at the time he commenced his employment there had been no public announcement of an agreement pursuant to which his employer would become a subsidiary or affiliate of, or merged into, one of these entities or discussions that could lead to such an agreement and Associate had no knowledge of the existence of any such agreement or discussions. Associate further agrees that he will not own any interest in, provide financing to, be connected with, or be a principal, partner or agent of any such competitive distributor or aggregator; provided, he may own less than 1% of the outstanding shares of any such entity whose shares are traded in the public market.


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   d.   Subject to Associate's other commitments, upon request of Ingram or any of its Affiliates through July 4, 2000, Associate will make himself available to provide reasonable assistance to Ingram or any such Affiliate up to a maximum of 15 hours per month and will use reasonable efforts to arrange his commitments so as to make himself available for such assistance on a basis which is consistent with the requests of Ingram or any of its Affiliates. Such assistance may include telephone conversations, correspondence, attendance and participation in meetings, transfer of knowledge or information regarding operational or other issues, litigation preparation and trials. During such period, Ingram shall reimburse Associate for any out-of-pocket expenses he may incur in connection with such assistance in accordance with Ingram's reimbursement policies. After July 4, 2000, Associate shall continue to provide such assistance as requested by Ingram and, in such event, shall be compensated at a rate to be agreed upon.

        The running of the periods prescribed in this Paragraph shall be tolled and suspended by the length of time Associate works in circumstances that a court of competent jurisdiction subsequently finds to violate the terms of this partial restraint.

9. Rights in Event of Breach. In the event of Associate's breach of this Agreement (excluding breach of this Agreement due to death or total disability and provided that in the event of a breach of Paragraph 8.c or 8.d, such breach shall have continued for 15 days after the sooner of Associate's discovery thereof or receipt of notice from Ingram thereof), in addition to all other rights and remedies to which Ingram may be entitled by law or in equity, Ingram shall have no obligation to make any further payments hereunder or permit any stock options to continue to vest or any vested stock options to be exercised. In the event that Ingram elects to terminate such obligations, Associate's obligations under Paragraph 8.c and 8.d also will terminate.

10. Confidential Information. This Agreement will in no way void or diminish Associate's obligation to protect and keep confidential any and all proprietary and/or confidential information of Ingram and its Affiliates which Associate may have or acquire in the future.

11. Injunctive Relief. Irreparable harm will be presumed if Associate breaches any covenant in this Agreement and damages may be very difficult to ascertain. In light of these facts, Associate agrees that any court of competent jurisdiction should immediately enjoin any breach of this Agreement upon the request of Ingram, and Associate specifically releases Ingram from the requirement of posting any bond in connection with temporary or interlocutory injunctive relief, to the extent permitted by law. The granting of injunctive relief by any court shall not limit Ingram's right to recover any amounts previously paid to Associate under this Agreement or any damages incurred by it due to a breach of this Agreement by Associate.


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12.     Release by Associate. As a condition to Ingram's obligations pursuant to
        Paragraphs 2, 3, 4, and 5, Associate shall deliver an executed release and waiver as of the Retirement Date in the form of Exhibit B hereto.

13. Right to Revoke. Associate acknowledges that he has the right to seek legal counsel, and was advised to seek such counsel, before entering into this Agreement. Associate shall have 21 days from the date on which this Agreement was delivered to him in which to execute and return this Agreement to Ingram. In the event that Associate does not execute and return this Agreement within such 21 day period, the offer contained in this Agreement shall be revoked and Ingram shall not be bound by any terms or conditions contained herein. Associate further understands he has the right to revoke this Agreement at any time within seven days of execution of this Agreement by written notice sent by certified mail and received by Ingram prior to expiration of the seventh day, whereupon this Agreement shall be null and void as of its inception.

14. Sole Remedy. Associate agrees that, in the event Ingram breaches any provision of this Agreement, his sole remedy for such breach shall be enforcement of the terms of this Agreement or, in the case of a breach of Paragraph 4 or 5 hereof, at Associate's election, recovery of any provable damages as a result of such breach.

15. Attorney Fees. In the event that either party hereto files suit to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs incurred therewith.

16. Definition of Affiliate. An "Affiliate" of Ingram for purposes of this Agreement shall include any corporation or business entity in which Ingram owns, directly or indirectly, at least 15% of the outstanding equity interest.

17. Enforceability. If any provision of this Agreement shall be held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to a particular circumstance, it shall nevertheless remain in full force and effect in all other circumstances.

18. Notices. Any notices, requests, demands and other communications required or permitted to be given or made hereunder shall be in writing and shall be deemed to have been duly given (a) on the date delivered if personally delivered, (b) on the third day after deposit in the U.S. mail or with a reputable air courier service, properly addressed with postage or charges prepaid, or (c) on the date transmitted by telefax if the sender receives electronic confirmation of receipt of such telefax, to the address or telefax number of Ingram or Associate, as the case may be, set forth on the signature page of this Agreement.


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19.     Entire Agreement. This instrument contains and accurately recites the complete and entire agreement among the parties, and it expressly terminates, cancels, and supersedes any and all prior agreements or understandings, if any, among the parties. This Agreement may not be modified except in writing signed by the parties.

20. Governing Law. This Agreement shall be governed by California law, without regard to the choice or conflict of law provisions thereof.

21. Paragraph Titles. The paragraph titles used in this Agreement are for convenience only and do not define or limit the contents of any paragraph.

22. Successors and Assigns. This Agreement shall be binding upon, and shall inure to the benefit of, the heirs of Associate and the successors and assigns of Ingram.

        Executed and delivered to Associate by Ingram on March 23, 1999 and executed by Associate on the date set out below.

Notice Information:                         "Ingram"

Ingram Micro Inc.                           INGRAM MICRO INC.
1600 E. St. Andrew Place
Santa Ana, California 92705
Attention: Cyndy McGuire
Telephone: (714) 566-1000, ext. 22500
Facsimile: (714) 566-7733
                                            By: /s/ JEFFREY R. RODEK
                                                --------------------------------
                                                    Jeffrey R. Rodek,
                                                    President and Worldwide
                                                    Chief Operating Officer

                                            "Associate"

4/1/99
-------                                     ------------------------------------
 Date                                       By: /s/     Sanat K. Dutta

                                            Address:
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